ARTICLES OF AMENDMENT

OF

OAK RIDGE MICRO-ENERGY, INC.

THE UNDERSIGNED President of Oak Ridge Micro-Energy, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Colorado, does hereby certify:

1.

The name of the Corporation is “Oak Ridge Micro-Energy, Inc.”

2.

Article IV of the Corporation’s Articles of Incorporation is being amended to increase the authorized shares of the Corporation from 100,000,000 shares of $0.001 par value common stock to 200,000,000 shares of $0.001 par value common stock.

3.

Accordingly, the text of Article IV of the Corporation’s Articles of Incorporation is hereby amended to read as follows:

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 200,000,000 shares of common stock of a par value of one mill ($0.001) per share. Common shares of the Corporation shall carry with them no preemptive right to acquire other or additional shares of the Corporation; and there shall be no cumulative voting of shares.

4.

The foregoing amendment to the Corporation’s Articles of Incorporation was adopted by the unanimous written consent of the Board of Directors and by the written consent of stockholders owning in excess of 92% of the outstanding common stock of the Corporation on November 1, 2012.  The number of shares voted in favor of such amendment was sufficient for approval.

5.

The foregoing amendment was provided to the Corporation’s stockholders with an Information Statement filed with the Securities and Exchange Commission and mailed to stockholders on or before November 26, 2012, and this amendment to the Corporation’s Articles of Incorporation shall be effective on the opening of business on December 17, 2012.

In witness whereof, I, Jeffrey J. Flood, the President of the Corporation, have subscribed this document and do hereby affirm, under penalty of perjury, that I have examined the statements contained herein and has determined that such statements are true and correct as of this 12th day of December, 2012.

OAK RIDGE MICRO-ENERGY, INC.

By/s/Jeffrey J. Flood

                  Jeffrey J. Flood, President